                                                                Exhibit 2






                            AGREEMENT AND PLAN OF MERGER



                                        AMONG



                  GENERAL SCANNING INC., GSI ACQUISITION SUB, INC.



                                         AND



                                VIEW ENGINEERING, INC.







                                    June 7, 1996

                                  TABLE OF CONTENTS

                                                                      Page

                               ARTICLE I - THE MERGER

              1.1   The Merger.....................................     1
              1.2   The Closing....................................     1
              1.3   Actions at the Closing.........................     2
              1.4   Additional Action..............................     2
              1.5   Conversion of Shares...........................     2
              1.6   Dissenting Shares..............................     5
              1.7   Exchange of Shares.............................     5
              1.8   Dividends......................................     7
              1.9   Fractional Shares..............................     7
              1.10  Escrow.........................................     8
              1.11  Options and Warrants...........................     8
              1.12  Articles of Incorporation......................    11
              1.13  By-laws........................................    11
              1.14  Directors and Officers.........................    11
              1.15  No Further Rights..............................    11
              1.16  Closing of Transfer Books......................    11
              1.17  Tax-Free Reorganization; Pooling of Interests;
                      Exempt Transactions..........................    11
              1.18  Stockholders Agreements........................    12
              1.19  Post Closing Adjustments.......................    12
              1.20  Inventory......................................    14
              1.21  Indemnification Representatives................    15

                     ARTICLE II - REPRESENTATIONS AND WARRANTIES
                                   OF THE COMPANY

              2.1   Organization, Qualification and
                      Corporate Power..............................    17
              2.2   Capitalization.................................    18
              2.3   Authorization of Transaction...................    19
              2.4   Noncontravention...............................    19
              2.5   Subsidiaries...................................    20
              2.6   Financial Statements...........................    20
              2.7   Absence of Certain Changes.....................    21
              2.8   Undisclosed Liabilities........................    21
              2.9   Tax Matters....................................    21
              2.10  Assets.........................................    22
              2.11  Owned Real Property............................    23
              2.12  Intellectual Property..........................    24
              2.13  Real Property Leases...........................    26
              2.14  Contracts......................................    27
              2.15  Powers of Attorney.............................    28
              2.16  Insurance......................................    28
              2.17  Litigation.....................................    29

              2.18  Employees......................................    29
              2.19  Employee Benefits..............................    30
              2.20  Environmental Matters..........................    32
              2.21  Legal Compliance...............................    33
              2.22  Permits........................................    34
              2.23  Certain Business Relationships With
                      Affiliates...................................    34
              2.24  Brokers' Fees..................................    34
              2.25  Books and Records..............................    34
              2.26  Pooling........................................    35
              2.27  Company Action.................................    35
              2.28  Inventory......................................    35
              2.29  Accounts Receivable............................    35
              2.30  Product Warranty...............................    35
              2.31  Disclosure.....................................    36

                   ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
                       THE BUYER AND THE TRANSITORY SUBSIDIARY

              3.1   Organization...................................    36
              3.2   Capitalization.................................    36
              3.3   Authorization of Transaction...................    37
              3.4   Noncontravention...............................    37
              3.5   Reports and Financial Statements...............    38
              3.6   Absence of Material Adverse Changes............    38
              3.7   Pooling........................................    38
              3.8   Brokers' Fees..................................    39
              3.9   Disclosure.....................................    39

                               ARTICLE IV - COVENANTS

              4.1   Best Efforts...................................    39
              4.2   Notices and Consents...........................    39
              4.3   Exemption from Registration or Securities Act
                      Registration; Preparation of Notice of
                      Meeting and Proxy Statement or Information
                      Statement....................................    40
              4.4   Hart-Scott-Rodino Act..........................    42
              4.5   Operation of Business..........................    42
              4.6   Full Access....................................    45
              4.7   Notice of Breaches.............................    45
              4.8   Exclusivity....................................    45
              4.9   Stockholders Agreements........................    46
              4.10  Agreements from Certain Affiliates of the
                      Company......................................    46
              4.11  Listing of Merger Shares.......................    46
              4.12  Monthly Financial Statements...................    46
              4.13  Indemnification Agreements.....................    46

                  ARTICLE V - CONDITIONS TO CONSUMMATION OF MERGER

              5.1   Conditions to Each Party's Obligations.........    47
              5.2   Conditions to Obligations of the Buyer
                      and the Transitory Subsidiary................    48
              5.3   Conditions to Obligations of the Company.......    50

                            ARTICLE VI - INDEMNIFICATION

              6.1   Indemnification................................    51
              6.2   Method of Asserting Claims.....................    52
              6.3   Survival.......................................    54
              6.4   Limitations....................................    54

                              ARTICLE VII - TERMINATION

              7.1   Termination of Agreement.......................    55
              7.1A  Termination by Buyer...........................    56
              7.2   Effect of Termination..........................    56

                             ARTICLE VIII - DEFINITIONS

                             ARTICLE IX - MISCELLANEOUS

              9.1   Press Releases and Announcements...............    58
              9.2   No Third Party Beneficiaries...................    59
              9.3   Entire Agreement...............................    59
              9.4   Succession and Assignment......................    59
              9.5   Counterparts...................................    59
              9.6   Headings.......................................    59
              9.7   Notices........................................    59
              9.8   Governing Law..................................    61
              9.9   Amendments and Waivers.........................    61
              9.10  Severability...................................    61
              9.11  Expenses.......................................    61
              9.12  Specific Performance...........................    62
              9.13  Construction...................................    62
              9.14  Incorporation of Exhibits and Schedules........    62


         Exhibit A - Escrow Agreement

         Exhibit B - Articles of Incorporation of Surviving Corporation

         Exhibit C - [Intentionally Omitted]

         Exhibit D - Persons to Sign Stockholders Agreement

         Exhibit E - Stockholders Agreement

         Exhibit F - Affiliates Agreement

         Exhibit G - Form of Company Officers' Certificate

         Exhibit H - Opinion of Counsel to the Company

         Exhibit I - Employment and Non-Competition Agreement

         Exhibit J - Form of Buyer and Transitory Subsidiary Officers'
                     Certificate

         Exhibit K - Opinion of Counsel to the Buyer


         Schedule 1.11 - Fully Diluted Basis Methodology

         Schedule 1.19 - Backlog Methodology

         Schedule 1.20 - Inventory Methodology

         Disclosure Schedule

                         AGREEMENT AND PLAN OF MERGER


            Agreement entered into as of June 7, 1996 by and among General Scanning Inc., a Massachusetts corporation (the "Buyer"), GSI Acquisition Sub, Inc., a California corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and View Engineering, Inc., a California corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

              This Agreement contemplates a tax-free merger of the Transitory Subsidiary into the Company and is intended to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board. In such merger, the stockholders of the Company will receive capital stock of the Buyer in exchange for their capital stock of the Company.

              Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                      ARTICLE I

                                     THE MERGER

              1.1  The Merger.  Upon and subject to the terms and
                   ----------
         conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Transitory Subsidiary file the certificate of merger prepared and executed in accordance with the relevant provisions of the California Corporations Code (the "Certificate of Merger") with the Secretary of State of the State of California. The Merger shall have the effects set forth in
         Section 1107 of the California Corporations Code.

              1.2  The Closing.  The closing of the transactions
                   -----------
         contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr, 60 State Street in Boston, Massachusetts, or such other location as the Parties may agree, commencing at 10:00 a.m. local time on July 31, 1996, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").

              1.3  Actions at the Closing.  At the Closing, (a) the Company
                   ----------------------
         shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in
         Section 5.2, (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Company and the Transitory Subsidiary shall file with the Secretary of State of the State of California the Certificate of Merger, (d) the Buyer shall deliver certificates for the Initial Shares (as defined below) to American Stock Transfer and Trust Company as exchange agent (the "Exchange Agent") in accordance with Section 1.7,
         (e) each holder of an Option (as defined in Section 1.11(a) below), other than holders of Unvested 1994 Options (as described on Section 1.11(b)) that shall not have previously exercised all Options in full shall deliver to the Buyer the written instrument contemplated by Section 1.11(a) below surrendering such Options, and (f) the Buyer, the Indemnification Representatives (as defined therein) and the Escrow Agent (as defined therein) shall execute and deliver the Escrow Agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement") and the
                            ------- -
         Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined in Section 1.5(c) below) being placed in escrow on the Closing Date pursuant to Section 1.10.

              1.4  Additional Action.  The Surviving Corporation may, at
                   -----------------
         any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

              1.5  Conversion of Shares.
                   --------------------

              (a) Preferred Stock and Class B Common Stock. Immediately prior to the Effective Time, (i) each issued and outstanding share of Convertible Preferred Stock of the Company ("Preferred Stock") shall be converted into such number of shares of Class A Common Stock of the Company ("Class A Common Stock") as provided in
         Section 6 of the Company's Articles of Incorporation as in effect on the date hereof and (ii) each issued and outstanding share of Class B Common Stock of the Company ("Class B Common Stock") shall be converted into one share of Class A Common Stock. The Class A Common Stock, Preferred Stock and Class B Common Stock are collectively referred to herein as "Company Shares."

              (b) Dividends on Preferred Stock. Pursuant to the Articles of Incorporation of the Company, upon the conversion of the Preferred Stock into Class A Common Stock, the holders thereof shall be entitled to receive the full amount of accrued and unpaid dividends thereon (the "Preferred Dividend"). The Articles of Incorporation of the Company provide that the Preferred Dividend may be paid in cash or in Class A Common Stock; however, for purposes of this Agreement, the Preferred Dividend shall be paid only in shares of Class A Common Stock, and the Company covenants that it will pay the Preferred Dividend only in shares of Class A Common Stock.

              (c) Distribution of Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities: All of the issued and outstanding shares of Class A Common Stock of the Company and all of the outstanding Options (as such term is defined in Section 1.11(a)), including any dividends or other distributions due or accrued on such shares, shall be converted into and represent the right to receive (subject to the provisions of Section 1.10 and Section 1.11) an aggregate of 1,600,000 shares of common stock, $.01 par value per share, of the Buyer ("Buyer Common Stock") less the Expense Shares (as defined in subparagraph (d) below) (the foregoing number of shares being subject to appropriate adjustment in the event of any stock dividend, stock split, contribution or other similar recapitalization event affecting such shares, the "Merger Consideration"). The Merger Consideration shall be distributed to the stockholders of record of Company Shares issued and outstanding as of the Effective Time (the "Company Stockholders") as follows:

                      (i) The Company Stockholders collectively shall receive (subject to the provisions of Section 1.10) such number of shares of Buyer Common Stock as is equal to the Merger Consideration less (a) the number of Exchanged Option Shares (as such term is defined in Section 1.11(b)) and (b) the number of shares of Buyer Common Stock issued to the holders of Swapped-Out Option Shares pursuant to Section 1.11(a) (such remainder being referred to as the "Class A Merger Consideration");

                     (ii) For purposes of determining the pro rata allocation of the Class A Merger Consideration to each holder of Class A Common Stock, the numerator shall be the number of shares of Class A Common Stock held by such Company Stockholder and the denominator shall be the aggregate number of shares of Class A Common Stock issued and outstanding at the Effective Time, including shares of Class A Common Stock issued in satisfaction of the Preferred Dividend;

                   (iii)  The pro rata allocation of the Merger
         Consideration to each holder of Swapped-Out Option Shares shall be made in accordance with the terms set forth in Section 1.11(a); and

                    (iv) The Company Stockholders shall be entitled to receive, in accordance with Section 1.7, such number of shares of Buyer Common Stock into which their shares of Class A Common Stock were converted pursuant to this Section 1.5(c) as is equal to the Class A Merger Consideration less the Class A Escrow Shares. For the purposes hereof, the Class A Escrow Shares shall mean the number of shares of Buyer Common Stock as is equal to $3,000,000 divided by the GSI Average Share Price (as defined in Section 1.9) less the Option Escrow Shares (as defined in Section 1.11(a)).
         The Class A Escrow Shares and the Option Escrow Shares are collectively referred to herein as the "Escrow Shares." The shares of Buyer Common Stock which the Company Stockholders shall be entitled to receive at the Effective Time, together with the shares of Buyer Common Stock issuable upon the exercise of Options pursuant to Section 1.11(a) (less the Option Escrow Shares), are hereinafter collectively referred to as the "Initial Shares." The Escrow Shares shall be deposited in escrow pursuant to
         Section 1.10 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares." Additional shares of Buyer Common Stock issued upon exercise of Options after the Effective Time that are deposited into escrow pursuant to the terms of the Escrow Agreement shall constitute a portion of the Escrow Shares.

              (d) Pre-Closing Adjustment. The 1,600,000 shares of Buyer Common Stock shall be reduced by such number of shares of Buyer Common Stock as is equal to the dollar amount, if any, by which the Transaction Invoices exceed an aggregate of $450,000 divided by the GSI Average Share Price (such number of shares of Buyer Common Stock, the "Expense Shares").

              (e) Treasury Shares. Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

              (f) Shares of Transitory Subsidiary. Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

              1.6  Dissenting Shares.
                   -----------------

              (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 1301 the California Corporations Code and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his right to appraisal under the California Corporations Code or withdrawn, with the consent of the Company, his demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to
         Section 1.5(c), and (ii) promptly following the occurrence of such event, the Buyer shall deliver to the Exchange Agent a certificate representing the Initial Shares to which such holder is entitled pursuant to Section 1.5(c) and shall have delivered to the Escrow Agent the portion of the Escrow Shares to which such holder is entitled pursuant to Section 1.5(c).

              (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the California Corporations Code. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

              1.7  Exchange of Shares
                   ------------------

              (a) Prior to the Effective Time, the Buyer shall appoint the Exchange Agent to effect the exchange for the Initial Shares of certificates that, immediately prior to the Effective Time, represented Company Shares converted into Merger Shares pursuant to Section 1.5 (including any Company Shares referred to in the last sentence of Section 1.6(a)) ("Certificates"). On the Closing Date, the Buyer shall deliver to the Exchange Agent, in trust for the benefit of holders of Certificates, a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the Initial Shares, as described in Section 1.5(c). As soon as practicable after the Effective Time, the Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Initial Shares issuable pursuant to Section 1.5(c). Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Initial Shares issuable pursuant to
         Section 1.5(c). Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Initial Shares issuable pursuant to Section 1.5(c). Holders of Certificates shall not be entitled to receive certificates for the Initial Shares to which they would otherwise be entitled until such Certificates are properly surrendered.

              (b) If any Initial Shares are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Initial Shares that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Initial Shares issuable to such holder pursuant to Section 1.5(c) that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Notwithstanding the provisions of this Section 1.7, Affiliates (as such term is defined in Section 2.14) of the Company shall not have their Certificates in a name other than the name in which the Certificates surrendered in exchange therefor is registered.

              (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Initial Shares issuable in exchange therefor pursuant to Section 1.5(c). The Board of Directors of the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

              (d) Promptly following the date which is six months after the Closing Date, the Exchange Agent shall return to the Buyer all Initial Shares in its possession, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Buyer and, subject to applicable abandoned property, escheat and similar laws, receive in exchange therefor the Initial Shares issuable with respect thereto pursuant to Section 1.5(c).

              (e)  Unless the S-4 Alternative (as defined in
         Section 4.3(b)) is chosen, the shares of Buyer Common Stock issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by reason of Section 3(a)(10) thereof (the "3(a)(10) Alternative"), and, as such, will not be deemed "restricted securities" within the meaning of Rule 144 promulgated thereunder and resale of such shares will not be subject to any restrictions other than as set forth under Rule 145 of the Securities Act or will be otherwise transferred pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.

              1.8  Dividends.  No dividends or other distributions that are
                   ---------
         payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Initial Shares until such holders surrender their Certificates in accordance with Section 1.7. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

              1.9  Fractional Shares.  No certificates or script
                   -----------------
         representing fractional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would otherwise be issued to such former Company Stockholders. In lieu of any fractional Initial Shares that would otherwise be issued, each former Company Stockholder that would have been entitled to receive a fractional Initial Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the GSI Average Share Price (as defined below), multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive. For purposes of this Agreement, "GSI Average Share Price" shall equal the average closing price of the Buyer Common Stock on The Nasdaq National Market over the 20 trading days ending five days prior to the Closing Date.

             1.10  Escrow.
                   ------

             (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in
         Section 1.5(c), for the purpose of securing the indemnification obligations of the Company Stockholders and the holders of Options set forth in this Agreement. From and after the Closing Date, upon the exercise of Options exchanged pursuant to Section 1.11(b) the Buyer shall have delivered to the Escrow Agent (to the extent the escrow provided for herein has not expired) a certificate or certificates (issued in the name of the Escrow Agent or its nominee) representing such number of shares of Buyer Common Stock as is equal to (x) the number of GSI Option Shares subject to such exercise less (y) such number of shares of Buyer Common Stock as is equal to (1) the aggregate exercise price therefor divided by
         (2) the GSI Average Share Price, multiplied by (z) the percentage obtained by dividing $3,000,000 by the result obtained from multiplying the GSI Average Share Price by the Merger Consideration (such percentage being referred to herein as the "Escrow Percentage"). The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes, and in accordance with the terms, of the Escrow Agreement.

             (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representatives.

             1.11  Options and Warrants.
                   --------------------

             (a) Prior to the Effective Time, the Company shall take all action necessary so that (i) all outstanding options, warrants and other rights to acquire Company Shares (collectively, "Options") are either exercised in full, converted or exchanged into a right to receive shares of Buyer Common Stock immediately prior to the Effective Time or, in the case of options granted under the Company's 1994 Stock Option Plan that are not vested immediately prior to the Effective Time, assumed by the Buyer as provided in
         Section 1.11(b) below and (ii) there shall be no Options outstanding immediately prior to the Effective Time; provided,
                                                              --------
         that holders of Options (other than holders of Options granted pursuant to the Company's 1994 Stock Option Plan that are not vested immediately prior to the Effective Time, which shall be exchanged pursuant to Section 1.11(b) below) may, instead of exercising such Options prior to the Effective Time, elect, by signing and delivering to the Company and the Buyer prior to the Effective Time, a written instrument in a form satisfactory to the Buyer, to receive upon the Effective Time, in full consideration for the surrender of such Options, the Merger Consideration that would have otherwise been received by such holder if he or she had exercised such Options prior to the Effective Time (which amount shall equal the dollar amount of the Merger Consideration per Company Share calculated on a Fully Diluted Basis (as defined below) as of the Effective Time less the per share exercise price of such Options if such Options had been exercised prior to the Effective Time multiplied by the number of Options held by such holder divided by the GSI Average Share Price and shall be payable in accordance with the provisions of Section 1.5 and Section 1.10 of this Agreement). Any holder of Options that elects to exercise his or her Options prior to the Effective Time as contemplated by this Section 1.11 shall be considered a "Company Stockholder" for purposes of this Agreement. The aggregate number of shares of Class A Common Stock subject to Options as to which such election is made are referred to herein as "Swapped-Out Option Shares."
         The term "Fully Diluted Basis" as used in this Agreement includes all Company Shares, all Swapped-Out Option Shares (less the number of Swapped-Out Option Shares assumed to be required to pay the exercise price of such Swapped-Out Option Shares) and all Unvested 1994 Options (less the number of Unvested 1994 Options assumed to be required to pay the exercise price of such Unvested 1994 Options), calculated in accordance with the example set forth on
         Schedule 1.11 attached hereto.  There shall be placed in escrow
         -------------
         pursuant to the Escrow Agreement such number of shares of Buyer Common Stock as is equal to the Escrow Percentage multiplied by the aggregate number of shares of Buyer Common Stock to be issued in exchange for the Swapped-Out Option Shares (the "Option Escrow Shares").

             (b) As of the Effective Time, all options to purchase shares of Class A Common Stock issued by the Company pursuant to its 1994 Stock Option Plan that are not vested (the "Unvested 1994 Options") shall be assumed by the Buyer. Immediately after the Effective Time, each Unvested 1994 Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on substantially the same terms and conditions as were applicable under such Unvested 1994 Option at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of shares of Class A Common Stock subject to the unexercised portion of such Unvested 1994 Option multiplied by the Merger Consideration per Company Share calculated on a Fully Diluted Basis as of the Effective Time (with any fraction resulting from such multiplication to be rounded up or down to the nearest whole number or, in the case of .5, to the nearest odd number) (the "GSI Option Shares"). The exercise price per share of each such assumed Unvested 1994 Option shall be equal to the exercise price of such option immediately prior to the Effective Time divided by the Merger Consideration per Company Share calculated on a Fully Diluted Basis as of the Effective Time (with any fraction resulting from such multiplication to be rounded up or down to the nearest whole number or, in the case of .5, to the nearest odd number). The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986 (as amended, the "Code"), if applicable, and all of the other terms of the Options shall otherwise remain unchanged. As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Unvested 1994 Options appropriate notices setting forth such holders' rights pursuant to such Unvested 1994 Options, as amended by this Section 1.11, and the agreements evidencing such Unvested 1994 Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.11 and such notice). The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Unvested 1994 Options assumed in accordance with this Section 1.11. As soon as practicable after the Effective Time, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act with respect to all of the GSI Option Shares that may be issued pursuant to the Unvested 1994 Options and shall use its best efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding. For purposes of this Agreement, the term "Exchanged Option Shares" shall mean the number of shares of Buyer Common Stock as is equal to (x) the number of GSI Option Shares less (y) such number of shares of Buyer Common Stock as is equal to the aggregate exercise price of the Unvested 1994 Options divided by the GSI Average Share Price.

             (c) The Company shall obtain, prior to the Closing, the consent from each holder of an Option (other than the holders of Unvested 1994 Options) to the exercise in full, exchange or surrender of such Option pursuant to this Section 1.11. The Company shall also obtain an agreement of the holder of each Option to be bound by the terms of the Escrow Agreement and the indemnification provisions set forth in Article VI of this Agreement.

             (d) The Company shall terminate all stock option plans and other stock or equity-related plans of the Company (the "Stock Plans") immediately prior to the Effective Time. The Buyer shall not assume any Stock Plan of the Company.

             1.12  Articles of Incorporation.  The Articles of
                   -------------------------
         Incorporation of the Surviving Corporation shall be amended as of the Effective Time so as to read in its entirety in the form attached hereto as Exhibit B.
                            ------- -

             1.13  By-laws.  The By-laws of the Surviving Corporation shall
                   -------
         be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

             1.14  Directors and Officers.  The directors of the Transitory
                   ----------------------
         Subsidiary shall become the directors of the Surviving Corporation as of the Effective Time. The officers of the Company shall remain as officers of the Surviving Corporation after the Effective Time, retaining their respective positions.

             1.15  No Further Rights.  From and after the Effective Time,
                   -----------------
         no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

             1.16  Closing of Transfer Books.  At the Effective Time, the
                   -------------------------
         stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5(c), subject to Section 1.10 and to applicable law in the case of Dissenting Shares.

             1.17  Tax-Free Reorganization; Pooling of Interests; Exempt
                   -----------------------------------------------------
         Transaction.  The Merger is intended to be a reorganization within
         -----------
         the meaning of Section 368(a) of the Code, and to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board. It is intended that the Buyer Common Stock to be issued in the Merger will be issued in a transaction
         (i) exempt from registration under the Securities Act by reason of
         Section 3(a)(10) thereof if the Buyer and the Company proceed with the Merger pursuant to the 3(a)(10) Alternative or (ii) registered under the Securities Act pursuant to a Registration Statement on Form S-4 (the "Form S-4") if the Buyer and the Company proceed with the Merger pursuant to the S-4 Alternative.

             1.18  Stockholders Agreements.  On or before June 12, 1996,
                   -----------------------
         the Stockholders Agreements, as provided in Section 4.9 hereof, shall have been duly executed and delivered to the Buyer.

             1.19  Post Closing Adjustments.
                   ------------------------

             (a)  Not later than the earlier of (i) July 31, 1996, or
         (ii) the Closing Date, the Indemnification Representatives shall prepare and deliver to the Buyer a balance sheet as of June 30, 1996 and statements of operations and cash flows of the Company for the year and quarter ending June 30, 1996 (collectively, the "June 30 Financial Statements"). The June 30 Financial Statements shall be prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied by the Company (and applying consistent accounting estimates and methodologies) and shall be certified by the Indemnification Representatives. The June 30 Financial Statements shall include Company year end adjustments recorded in the quarter to which the adjustments relate or, if not so identifiable, spread pro rata by quarter.

             (b) The June 30 Financial Statements delivered pursuant to paragraph (a) above shall be accompanied by all relevant backup materials and schedules, in detail reasonably acceptable to the Buyer. The June 30 Financial Statements shall be accompanied by a statement setting forth the earnings before interest and taxes for the Company for the fiscal quarter ended June 30, 1996, as described below ("EBIT"), and the Company's Backlog Excluding Shinkawa (as defined below) as of June 30, 1996. For purposes of this Section 1.19, EBIT shall consist of the net income of the Company for the relevant period determined in accordance with GAAP consistently applied by the Company (and applying consistent accounting estimates and methodologies), subject to the following adjustments:

                      (i) there shall be added back to net income any deductions for interest or provision for income taxes; and

                     (ii) there shall be added back to net income any deductions for expenses described in Section 9.11 or 5.2(k) hereof.

                    (iii) net income shall be adjusted to reverse any inventory adjustments recorded in preparing the June 30 Financial Statements if such inventory adjustments were calculated using accounting principles, accounting methods or accounting estimates which are different than those accounting principles, accouting methods or accounting estimates used in preparing the Financial Statements for the quarter ended March 24, 1996.

              For purposes of this Section 1.19, "Backlog Excluding Shinkawa" shall consist of the Company's total backlog prepared using the methodology set forth on Schedule 1.19 less the amount of backlog relating to Shinkawa Ltd. The June 30 Financial Statements shall be accompanied by a statement setting forth the calculations showing the basis for the determination of such sum.

              (c) In the event that the Buyer disputes the June 30 Financial Statements or the calculation of the EBIT or Backlog Excluding Shinkawa, the Buyer shall notify the Indemnification Representatives in writing (the "Dispute Notice") of the amount, nature and basis of such dispute, within thirty (30) calendar days after delivery of the June 30 Financial Statements. In the event of such a dispute, the Buyer and the Indemnification Representatives shall first use their diligent good faith efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within thirty (30) calendar days after delivery of the Dispute Notice, the dispute shall be submitted to Coopers & Lybrand LLP ("Coopers") for resolution. Coopers shall be required to resolve the dispute within 30 days after submission. The determination of Coopers as to the resolution of any dispute shall be binding and conclusive upon all Parties hereto. All determinations pursuant to this paragraph (c) shall be in writing and shall be delivered to the Buyer and the Indemnification Representatives.

              (d) The fees and expenses of Coopers in connection with the resolution of disputes pursuant to paragraph (c) above shall be shared equally by the Company Stockholders and the Buyer.

              (e) Immediately upon the expiration of the thirty (30)-day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon the resolution of disputes, if any, pursuant to paragraph (c) above, the parties shall make the post-closing adjustment as follows. If the EBIT of the Company for the fiscal quarter ended June 30, 1996 less 50% of the amount by which the Company's Backlog Excluding Shinkawa is less than $2,000,000, is less than zero (the amount by which it is less than zero being referred to herein as the "Shortfall"), the Buyer shall be entitled to receive back from the Company Stockholders such number of shares of Buyer Common Stock as is equal to the amount of the Shortfall multiplied by 10 and then divided by the GSI Average Share Price; provided, however, that such amount, when added to all other claims allowed pursuant to Article VI, shall not exceed $2,000,000. The Buyer shall receive such shares pursuant to the provisions of the Escrow Agreement and, if applicable, the provisions of Article VI.

              (f) Any award made pursuant to this Section 1.19 may be entered in and enforced by any court having jurisdiction therefor and the parties hereby consent and commit themselves to the jurisdiction of the United States District Court for the Central District of California and the courts of the State of California solely for purposes of the enforcement of any such award.

              1.20 Inventory.
                   ---------

              (a) The June 30 Financial Statements will reflect the value of the Company's inventory as of June 30, 1996 (the "Inventory Balance") computed in accordance with GAAP consistently applied by the Company (and applying consistent accounting estimates and methodologies). Not later than August 31, 1996, the Buyer shall compute the Inventory Balance in accordance with GAAP using the methodology set forth in Schedule 1.20 (the "Inventory Methodology") (as computed, the "Restated Inventory Balance"). Within thirty (30) calendar days after receiving such Restated Inventory Balance, Arthur Andersen LLP ("Andersen") will deliver a certificate to the Indemnification Representatives setting forth the Restated Inventory Balance and the calculations showing the basis for the determination of such amount.

              (b) In the event that the Indemnification Representatives dispute the Restated Inventory Balance, the Indemnification Representatives shall notify the Buyer in writing (the "Inventory Dispute Notice") of the amount, nature and basis of the dispute within thirty (30) calendar days after delivery of the certificate by Andersen. In the event of such a dispute, the Buyer and the Indemnification Representatives shall first use their diligent good faith efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute among themselves within thirty (30) calendar days after delivery of the Inventory Dispute Notice, the dispute shall be submitted to Coopers for resolution. Coopers shall be required to resolve the dispute within thirty (30) days after submission using the Inventory Methodology. The determination of Coopers as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All determinations pursuant to this paragraph (b) shall be in writing and shall be delivered to the Buyer and to the Indemnification Representatives.

              (c) Immediately after the expiration of the thirty (30) day period for giving the Inventory Dispute Notice, if no Inventory Dispute Notice is given, or immediately upon the resolution of disputes, if any, pursuant to paragraph (b) above, the parties shall make a post-closing adjustment as follows: The Buyer shall be entitled to receive from the Company Stockholders such number of shares of Buyer Common Stock as is equal to (i) fifty percent (50%) of the difference between the Restated Inventory Balance and the value of the Company's inventory as set forth on the Inventory Balance as of June 30, 1996 plus (ii) fifty percent (50%) of any inventory adjustments recorded in preparing the June 30 Financial Statements, if such inventory adjustments were calculated using accounting principles, accounting methods or accounting estimates which are different than those accounting principles, accounting methods and accounting estimates used in preparing the Financial Statements for the quarter ended March 24, 1996 (provided that any inventory adjustment pursuant to Section 2.28 of the Disclosure Schedule shall be taken into account in making such calculations and any inventory adjustment since the Most Recent Balance Sheet shall be taken into account only once in making such calculation) (collectively, the "Inventory Adjustment") divided by the GSI Average Share Price; provided, however, that the Inventory
                              -----------------
         Adjustment shall not exceed $1,000,000. The Buyer shall receive such shares pursuant to the provision to the Escrow Agreement and, if applicable, the provisions of Article VI.

              (d) The fees and expenses of Coopers in connection with the resolution of disputes pursuant to paragraph (b) above shall be shared equally by the Company Stockholders and the Buyer.

              1.21 Indemnification Representatives.
                   -------------------------------

              (a) In order to efficiently administer the transactions contemplated hereby, including (i) the determination of the EBIT and Backlog Excluding Shinkawa and the Inventory Adjustment,
         (ii) the defense and/or settlement of any claims for which the Company Stockholders may be required to indemnify the Buyer or the Company pursuant to Article VI hereof and (iii) entering into the Escrow Agreement, the Company Stockholders hereby agree to the appointment of the Indemnification Representatives.

              (b) The Company Stockholders hereby authorize the Indemnification Representatives (i) to enter into the Escrow Agreement, (ii) to make all decisions relating to the determination of the EBIT and Backlog Excluding Shinkawa and the Inventory Adjustment and to deliver shares of Buyer Common Stock with respect thereto, (iii) to take all action necessary in connection with the waiver of any condition to the obligations of the Company Stockholders to consummate the transactions contemplated under the Escrow Agreement, or the defense and/or settlement of any claims for which the Company Stockholders may be required to indemnify the Buyer or the Company pursuant to
         Article VI hereof, (iv) to give and receive all notices given by and to the Company Stockholders under this Agreement and the Escrow Agreement and (v) to take any and all additional action as is contemplated to be taken by or on behalf of the Company Stockholders by the terms of this Agreement.

              (c) All decisions and actions by the Indemnification Representatives, including, without limitation, any agreement between the Indemnification Representatives and the Buyer relating to the determination of the EBIT and Backlog Excluding Shinkawa, and the defense or settlement of any claims for which the Company Stockholders may be required to indemnify the Buyer or the Company pursuant to Article VI hereof, shall be binding upon all of the Company Stockholders and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

              (d) By their approval of this Agreement, the Company Stockholders agree that:

                      (i) the Buyer shall be able to rely conclusively on the instructions and decisions of the Indemnification Representatives as to the determination of the EBIT and Backlog Excluding Shinkawa and the Inventory Adjustment, the settlement of any claims for indemnification by the Buyer or the Company pursuant to Article VI hereof, or any other actions taken by the Indemnification Representatives hereunder, and no party hereunder shall have any cause of action against the Buyer in reliance upon the instructions or decisions of the Indemnification Representatives;

                     (ii) all actions, decisions and instructions of the Indemnification Representatives shall be conclusive and binding upon all of the Company Stockholders and no Company Stockholder shall have any cause of action against the Indemnification Representatives for any action taken, decision made or instruction given by the Indemnification Representatives under this Agreement, except for fraud or willful breach of this Agreement or the Escrow Agreement by the Indemnification Representatives;

                    (iii) the provisions of this Section 1.21 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Stockholder may have in connection with the transactions contemplated by this Agreement and the Escrow Agreement;

                     (iv) remedies available at law for any breach of the provisions of this Section 1.21 are inadequate; therefore, the Buyer and the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either the Buyer or the Company brings an action to enforce the provisions of this Section 1.21;

                      (v) the provisions of this Section 1.21 shall be binding upon the executors, heirs, legal representatives and successors of each Company Stockholder, and any references in this

         Agreement to a Company Stockholder or the Company Stockholders shall mean and include the successors to the Company Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise; and

                     (vi) All out-of-pocket expenses incurred by the Indemnification Representatives shall be paid by the Company Stockholders in proportion to their ownership of Company Shares immediately prior to the Effective Time.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              Except as disclosed in a document referring specifically to the representations and warranties in this Agreement which reasonably identifies the basis for an exception to a representation and warranty in this Agreement and which is delivered by the Company to the Buyer and approved by the Buyer prior to the execution of this Agreement (the "Disclosure Schedule"), the Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct (for purposes of this Article II, the term "Company" shall be deemed to include, as appropriate in the context, the Company's former subsidiaries Synthetic Vision Systems, Inc., a Michigan corporation, and View Engineering International, Inc., a California corporation). The Disclosure Schedule shall be initialed by the Company and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II.

              2.1 Organization, Qualification and Corporate Power.  The
                  -----------------------------------------------
         Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of California. Section 2.1 of the Disclosure Schedule sets forth a complete and accurate list of each jurisdiction where the Company is qualified to conduct business. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification except where the failure to so qualify would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company (a "Material Adverse Effect"). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Articles of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its Articles of Incorporation or By-laws.

              2.2 Capitalization.  The authorized capital stock of the
                  --------------
         Company consists of (i) 360,000 shares of Preferred Stock, of which 360,000 shares are issued and outstanding and no shares are held in the treasury of the Company, which will be converted into an aggregate of 373,995 shares of Class A Common Stock as calculated on the date hereof (subject to further adjustment pursuant to the Company's articles of incorporation prior to the Effective Time), (ii) 11,000,000 shares of Class A Common Stock of which 3,291,728 shares are issued and outstanding and no shares are held in the treasury of the Company, and (iii) 2,750,000 shares of Class B Common Stock of which 621,618 shares are issued and outstanding and no shares are held in the treasury of the Company, which will be converted into an aggregate of 621,618 shares of Class A Common Stock prior to the Effective Time.
         Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the type and number of Company Shares held by each stockholder, and their respective addresses, (ii) all holders of Options, indicating the type and number of Company Shares subject to each Option, the name of the plan, date of the warrant agreement or other document evidencing such Option, the vesting schedule and the exercise price thereof, and the restrictions on the disposition of the shares of Company capital stock issuable upon the exercise thereof and (iii) all of the Stock Plans. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise of Options prior to the Effective Time will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, calls, convertible instruments, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock, other than the Preferred Stock and the Options listed in
         Section 2.2 of the Disclosure Schedule, which Options will be exercised in full, converted or exchanged into a right to receive shares of Buyer Common Stock prior to the Effective Time or, in the case of the Unvested 1994 Options, assumed by the Buyer upon the Effective Time. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except as set forth in Section 2.2 of the Disclosure Schedule, there are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act, of any Company Shares. Except as set forth in
         Section 2.2 of the Disclosure Schedule, there are no accrued or declared dividends with respect to the Company Shares that have not been paid. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws, except (with respect to state securities laws) when failure to so comply would not have a Material Adverse Effect.

              2.3 Authorization of Transaction.  The Company has all
                  ----------------------------
         requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by (a) a requisite majority of the votes represented by all classes of the outstanding Company Shares entitled to vote on this Agreement and the Merger voting as a single class (with the Preferred Stock and Class B Common Stock voting on an "as converted" basis) and (b) the holders of a majority of the outstanding shares of Preferred Stock voting as a separate class (collectively, the "Requisite Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

              2.4 Noncontravention.  Subject to compliance with the
                  ----------------
         applicable requirements of the Securities Act and any applicable state securities laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act") and the filing of the Certificate of Merger as required by the California Corporations Code, and except as set forth in Section
         2.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which any of its assets is subject, except for such defaults, accelerations, rights, notices, consents or waivers, for which the existence, exercise or failure to give or obtain would not cause a Material Adverse Effect (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its material properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, and (iv) liens for ad valorem real or personal property taxes or assessments not yet due, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company and not material to the Company.

              2.5 Subsidiaries.  The Company does not have the power,
                  ------------
         directly or indirectly, to vote or direct the voting of sufficient securities to elect the majority or the directors of any corporation. Except as set forth in Section 2.5 of the Disclosure Schedule, the Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association.

              2.6 Financial Statements.  The Company has provided to the
                  --------------------
         Buyer (i) the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows for each of the last three fiscal years for the Company and (ii) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the quarter ended as of March 24, 1996 (the "Most Recent Fiscal Quarter End"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company, provided,
                                                               --------
         however, that the Financial Statements referred to in clause (ii)
         -------
         above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

              2.7 Absence of Certain Changes.  Except as set forth in
                  --------------------------
         Section 2.7 of the Disclosure Schedule, since the Most Recent Fiscal Quarter End (a) there has not been any material adverse change in the assets, business, financial condition or results of operations of the Company, nor has there occurred any event or development which could reasonably be foreseen by the Company to result in such a material adverse change in the future, and
         (b) except as set forth in Section 2.7 of the Disclosure Schedule, the Company has not taken any of the actions set forth in paragraphs (a) through (o) of Section 4.5.

              2.8 Undisclosed Liabilities.  Except as set forth in
                  -----------------------
         Section 2.8 of the Disclosure Schedule, the Company has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities accrued or reserved against the March 24, 1996 unaudited consolidated balance sheet of the Company (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since the Most Recent Fiscal Quarter End in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and
         (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet and which are not in the aggregate material.

              2.9 Tax Matters.
                  -----------

              (a) The Company has filed all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. The Company has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company for tax periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Most Recent Balance Sheet. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All material Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United

         States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

              (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company since June 30, 1993. No examination or audit of any Tax Returns of the Company by any Governmental Entity of which the Company has received notice is currently in progress or, to the best knowledge of the Company, threatened or contemplated. The Company has not waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

              (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Company are subject to an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in
         Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement.

              (d) The Company is not and has not ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code), other than a group of which only the Company was a member. The Company has not made an election under Treasury Reg. Section 1.1502-20(g). The Company is not and has not been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2T(b).

             2.10  Assets.  The Company owns or leases all tangible assets
                   ------
         necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such material tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as set forth in Section 2.10 of the Disclosure Schedule, no asset of the Company (tangible or intangible) is subject to any Security Interest. Section 2.10 of the Disclosure Schedule sets forth a description of the nature and type of any such Security Interest.

             2.11  Owned Real Property.  Section 2.11 of the Disclosure
                   -------------------
         Schedule lists and describes briefly all real property that the Company owns in fee. With respect to each parcel of such real property except as set forth in Section 2.11 of the Disclosure
         Schedule:

             (a) the Company is the owner of the parcel described in Chicago Title Insurance Company Policy No. 579751 (the "Title Policy") a true and correct copy of which is included in Schedule
         2.11 of the Disclosure Schedule, and except as set forth on
         Section 2.11 of the Disclosure Schedule, to the knowledge of the Company, title to said parcel is subject only to the matters disclosed in the Title Policy;

             (b) there are no (i) pending or, to the best knowledge of the Company, threatened condemnation proceedings relating to such parcel, or (ii) pending or, to the best knowledge of the Company, threatened litigation, or administrative actions relating to such parcel to which the Company is a party;

             (c) the buildings and improvements may be used as of right, or as permitted, pre-existing non-conforming uses, under applicable zoning and land use laws for the current use and occupance of such parcel, and, to the knowledge of the Company after due inquiry, such buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of current setback requirements, zoning laws and ordinances (or constitute permitted, pre-existing, non-confirming structures as to the same), and do not encroach on any easement which may burden the land as to which encroachment removal of the improvements could be required; and, to the knowledge of the Company after due inquiry, such parcel is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

             (d) there are no leases, subleases, licenses or agreements, written or oral, granting to any party or parties (other than the Company, and those tenants under leases disclosed in Section 2.11 of the Disclosure Schedule) the right of use or occupancy of any portion of such parcel;

             (e) there are no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein;

             (f) all facilities located on such parcel are supplied with utilities and other services necessary for the operation of such facilities as they are currently operated, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such parcel;

             (g) the Company has not received notice of, and to the Company's actual knowledge, there is no proposed or pending proceeding to change or redefine the zoning classification of all or any portion of the parcels;

             (h) to the Company's actual knowledge, the improvements constructed on the parcels are in good condition and proper order, free of roof leaks, insect infestation, and material construction defects, and all mechanical and utility systems servicing such improvements are in good condition and proper working order, free of material defects;

             (i) there are no major defects in the structure, roof, or building systems affecting the improvements on each parcel; and

             (j) each parcel is a legally subdivided unit which does not rely on any facilities (other than the facilities of public utility and water companies) located on any other property (i) to fulfill any zoning, building code, or other municipal or governmental requirement, (ii) for the furnishing of any essential building systems or utilities, including, but not limited to electric, plumbing, mechanical, heating, ventilating, and air conditioning systems, or (iii) to fulfill the requirements of any lease. No building or other improvement not included in the parcels relies on any part of the parcels to fulfill any zoning, building code, or other municipal or governmental requirement or for structural support or the furnishing of any essential building systems or utilities. Each of the parcels is assessed by local property assessors as a tax parcel or parcels separate from all other tax parcels. There are no party walls shared by the improvements.

             2.12  Intellectual Property.
                   ---------------------

             (a) Except as set forth in Section 2.12 of the Disclosure Schedule, the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, trade secrets, schematics, technology, knowhow, computer software programs or applications and tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are used to conduct its business as currently conducted. The Company has taken reasonable measures to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information that it owns or uses. Section 2.12 of the Disclosure Schedule lists
         (i) all patents and patent applications and all trademarks, registered copyrights, trade names and service marks which are used in the business of the Company, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all material written licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property rights, and (iii) all material written licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks, service marks, trade secrets or copyrights, including software ("Third Party Intellectual Property Rights") which are used in the business of the Company or which form a part of any product or service of the Company. The Company has delivered, or shall deliver prior to June 17, 1996, to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, sublicenses and agreements as amended to date. The Company is not a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 2.12 of the Disclosure Schedule under the terms of this Section 2.12(a).

             (b) Except as set forth in Section 2.12 of the Disclosure Schedule, with respect to each item of Intellectual Property that the Company owns: (i) subject to such rights as have been granted by the Company under license agreements entered into in the Ordinary Course of Business, the Company possesses all right, title and interest in and to such item; and (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction. Except as set forth in Section 2.12 of the Disclosure Schedule, with respect to each item of Third Party Intellectual Property Rights: (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable against the Company and, to the best knowledge of the Company, against each other party thereto (subject to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and to general equitable principles) and in full force and effect; (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable (subject to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and to general equitable principles) and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) the Company, and to the best knowledge of the Company, each other party to such license, sublicense or other agreement, is not in breach or default, and, to the Company's knowledge after due inquiry, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) to the Company's knowledge after due inquiry, the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction; and (v) no license or other fee is payable by the Company upon any transfer or assignment of such license, sublicense or other agreement.

             (c) Except as set forth in Section 2.12 of the Disclosure Schedule, the Company (i) has not been named in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party or (ii) has not received any written notice alleging any such claim of infringement or misappropriation. The Company has made available to the Buyer correct and complete copies of all such suits, actions or proceedings or written notices. Except as set forth in Section 2.12 of the Disclosure Schedule, to the best knowledge of the Company, the manufacturing, marketing, licensing or sale of the products or performance of the service offerings of the Company do not currently infringe, and have not within the six years prior to the date of this Agreement infringed, any Intellectual Property right of any third party; and to the best knowledge of the Company, the Intellectual Property rights of the Company are not being infringed by activities, products or services of any third party.

             (d) To the Company's knowledge, after due inquiry, the Company has taken no action which could reasonably be expected to foreclose alternate courses (e.g., invalidation, unenforceability, antitrust or claims for legal fees) in the existing patent litigation between the Company and Robotic Visions Systems, Inc.

             2.13  Real Property Leases.  Section 2.13 of the Disclosure
                   --------------------
         Schedule lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.13 of the Disclosure Schedule. Except as set forth in Section 2.13 of the Disclosure Schedule, with respect to each lease and sublease listed in
         Section 2.13 of the Disclosure Schedule:

             (a) the lease or sublease is legal, valid, binding, enforceable against the Company, and to the best knowledge of the Company, against each other party thereto (subject to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and to general equitable principles) and in full force and effect and will continue to be so following the Closing in accordance with the terms thereof as in effect prior to the Closing;

             (b) neither the Company nor, to the Company's best knowledge, any other party to the lease or sublease is in breach or default, and to the Company's best knowledge no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

             (c) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease; and

             (d) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

             2.14  Contracts.  Section 2.14 of the Disclosure Schedule
                   ---------
         lists the following written arrangements (including without limitation written agreements) to which the Company is a party:

             (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $25,000 per annum;

             (b) any written arrangement (or group of related written arrangements) for the licensing or distribution of software, products or other personal property or for the furnishing or receipt of services (i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $25,000, or (iii) in which the Company has granted rights to license, sublicense or copy, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party or has entered into a conditional sale of goods;

             (c) any written arrangement establishing a partnership or joint venture;

             (d) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or has the right to create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

             (e) any written arrangement concerning confidentiality or noncompetition;

             (f) any written arrangement involving any of the Company Stockholders or their affiliates, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Affiliates");

             (g) any written arrangement under which the consequences of a default or termination could have a Material Adverse Effect; and

             (h) any other written arrangement (or group of related written arrangements) either involving more than $50,000 or which is material and not entered into in the Ordinary Course of Business.

             The Company has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in
         Section 2.14 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable against the Company, and to the best knowledge of the Company, against each other party thereto (subject to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and to general equitable principles) and in full force and effect; (ii) the written arrangement will continue to be legal, valid, binding and enforceable against the Company, and to the best knowledge of the Company, against each other party thereto (subject to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and to general equitable principles) and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and
         (iii) neither the Company, nor to the best knowledge of the Company, any other party is in breach or default, and, to the Company's best knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement. The Company is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.14 of the Disclosure Schedule under the terms of this Section 2.14.

             2.15  Powers of Attorney.  There are no outstanding powers of
                   ------------------
         attorney executed on behalf of the Company.

             2.16  Insurance.  Section 2.16 of the Disclosure Schedule
                   ---------
         lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. Each such policy is enforceable against the Company, and to the best knowledge of the Company, against each other party thereto (subject to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and to general equitable principles) and in full force and effect and will continue to be enforceable against the Company, and to the best knowledge of the Company, against each other party thereto (subject to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and to general equitable principles) and in full force and effect following the Closing.

             The Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. After due inquiry, the Company believes it is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.

             2.17  Litigation.  Section 2.17 of the Disclosure Schedule
                   ----------
         identifies, and contains a brief description of, (a) any unsatisfied judgement, order, decree, stipulation or injunction binding on the Company and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company is a party or, to the best knowledge of the Company, is threatened to be made a party. Other than as set forth in Section 2.17 of the Disclosure Schedule, none of the complaints, actions, suits, proceedings, hearings, and investigations set forth in
         Section 2.17 of the Disclosure Schedule, if determined adversely to the Company, could have a Material Adverse Effect.

             2.18  Employees.  Section 2.18 of the Disclosure Schedule
                   ---------
         contains a list of all employees of the Company, along with the position and the annual rate of compensation of each such person. Except as set forth in Section 2.18 of the Disclosure Schedule, each such employee has entered into a confidentiality/assignment of inventions agreement with the Company, the form of which has previously been delivered to the Buyer. To the best knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company.

             2.19  Employee Benefits.
                   -----------------

             (a) Section 2.19(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement, arrangement or practice involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and
         (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last two plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto for the period to time covered by the applicable statute of limitations. The Company and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

             (b) To the best knowledge of the Company, there are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

             (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and, to the best knowledge of the Company, revocation has not been threatened. No amendment of such Employee Benefit Plan has been adopted since the date of its most recent determination letter or application therefor and no act or omission has occurred that would adversely affect its qualification or increase its cost.

             (d) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

             (e) At no time has the Company or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

             (f) Except as set forth in Section 2.19(f) of the Disclosure Schedule, there are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

             (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

             (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

             (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

             (j) Section 2.19(j) of the Disclosure Schedule discloses each: (i) oral or written agreement or arrangement with any director, executive officer or other key employee of the Company
         (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and
         (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

             2.20  Environmental Matters.
                   ---------------------

             (a) The Company has complied in all material respects with all applicable Environmental Laws (as defined below). There is no pending or, to the best knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to
         (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

             (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility when owned, operated or controlled by the Company. The Company is not aware of any other releases of Materials of Environmental Concern that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

             (c) Set forth in Section 2.20(c) of the Disclosure Schedule is a list of all environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer.

             (d) Set forth in Section 2.20(d) of the Disclosure Schedule is a list of all of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Company. The Company is not aware of any material environmental liability of any such transporter or facility.

             2.21  Legal Compliance.  The Company and the conduct and
                   ----------------
         operations of its businesses are in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or business, except in either case for any violation of or default under a law which reasonably may be expected not to have a Material Adverse Effect.

             2.22  Permits.  Section 2.22 of the Disclosure Schedule sets
                   -------
         forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under applicable export laws or regulations) ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its businesses as presently conducted or as proposed to be conducted, except for those the absence of which would not have any Material Adverse Effect. Each such Permit is in full force and effect and, to the best of the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Except as set forth in Section 2.22 of the Disclosure Schedule, each such Permit will continue in full force and effect following the Closing.

             2.23  Certain Business Relationships With Affiliates.  Except
                   ----------------------------------------------
         as set forth in Section 2.23 of the Disclosure Schedule, no Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company,
         (b) to the best knowledge of the Company after due inquiry, has any claim or cause of action against the Company, (c) is a party to any contract or other arrangement, written or verbal, with the Company, or (d) owes any money to the Company. Section 2.23 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which are reflected in the statements of operations of the Company included in the Financial Statements.

             2.24  Brokers' Fees.  Except as disclosed in Section 2.24 of
                   -------------
         the Disclosure Schedule, the Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

             2.25  Books and Records.  The minute books and other similar
                   -----------------
         records of the Company contain true and complete records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting, except for those occurring after April 10, 1996, which will be completed prior to the Closing. No resolutions or votes have been adopted or approved by the Board of Directors of the Company since
         April 10, 1996, to and including the date of this Agreement, whether at a meeting or by written consent, except as disclosed in
         Section 2.25 of the Disclosure Schedule.  Except as disclosed in
         Section 2.25 of the Disclosure Schedule, the books and records of the Company have been maintained in accordance with good business and bookkeeping practices.

             2.26  Pooling.  Neither the Company nor any of its Affiliates
                   -------
         has through the date of this Agreement taken or agreed to take any action that would prevent the Company and the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP.

             2.27  Company Action.  The Board of Directors of the Company,
                   --------------
         at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the California Corporations Code, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger.

             2.28  Inventory.  Except as set forth in Section 2.28 of the
                   ---------
         Disclosure Schedule, all inventory of the Company, whether or not reflected on the Most Recent Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business and does not include excessive quantities of inventory given the present circumstances of the Company, except for obsolete items, excess items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Most Recent Balance Sheet, in accordance with generally accepted accounting principles consistently applied by the Company. All inventories not written-off have been priced at the lower of cost or market on a first-in, first-out basis in accordance with generally accepted accounting principles consistently applied by the Company.

             2.29  Accounts Receivable.  Except as set forth in
                   -------------------
         Section 2.29 of the Disclosure Schedule, all accounts receivable of the Company reflected on the Most Recent Balance Sheet represent valid claims, enforceable against the account debtor, subject to no setoffs or counterclaims beyond the reserves established therefor. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Fiscal Quarter End represent valid claims, enforceable against the account debtor, subject to no setoffs or counterclaims. Section 2.29 of the Disclosure Schedule sets forth a true and correct aging of the accounts receivable of the Company as of May 7, 1996.

             2.30  Product Warranty.  Except as set forth in Section 2.30
                   ----------------
         of the Disclosure Schedule, no product manufactured, sold, leased, licensed or delivered by the Company is subject to any guaranty, warranty, right of return or other indemnity beyond the applicable standard terms and conditions of sale or lease, which are set forth in Section 2.30 of the Disclosure Schedule. Section 2.30 of the Disclosure Schedule sets forth the Company's policy with respect to the booking of warranty reserves.

             2.31  Disclosure.  No representation or warranty by the
                   ----------
         Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other certificate or instrument delivered or to be delivered to the Buyer or any of its agents or Affiliates by or on behalf of the Company pursuant to this Agreement, and no other written statement or information furnished by or on behalf of the Company for use in connection with soliciting approval of the Merger by the Company Stockholders or in the Notice of Hearing before the California Commissioner of Corporations contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Buyer all material information known to the Company which relates to the Company; provided, however, that such representation does not extend to general economic or market conditions or applicable legislation or regulations affecting generally the business or industry in which the Company operates.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                         AND THE TRANSITORY SUBSIDIARY

              Each of the Buyer and the Transitory Subsidiary, jointly and severally, represent and warrant to the Company as follows:

              3.1  Organization.  Each of the Buyer and the Transitory
                   ------------
         Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

              3.2  Capitalization.  The authorized capital stock of the
                   --------------
         Buyer consists of (a) 15,000,000 shares of Buyer Common Stock, of which 10,385,600 shares were issued and outstanding, 1,096,270 shares were reserved for issuance upon outstanding options and warrants and 365,995 shares were held in the treasury of the Buyer as of June 5, 1996 and (b) 1,000,000 shares of preferred stock of which no shares were issued and outstanding on June 5, 1996. If the 3(a)(10) Alternative is chosen, the Buyer Common Shares to be issued in the Merger will be issued in a transaction exempt from registration under the Securities Act, by reason of
         Section 3(a)(10) thereof and will not be more restricted for non-affiliates of either the Buyer or the Company than if the Buyer Common Shares to be issued in the Merger were registered under the Securities Act pursuant to a registration statement on

         Form S-4, and with respect to Affiliates of the Company, not more restrictive than pursuant to the provisions of Rule 145(d), excluding any holding period requirement, under the Securities Act. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

              3.3  Authorization of Transaction.  Each of the Buyer and the
                   ----------------------------
         Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and (in the case of the Buyer) the Escrow Agreement by the Buyer and the Transitory Subsidiary, the performance of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby by the Buyer and the Transitory Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary. No vote of the Buyer's stockholders is required for the approval of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

              3.4  Noncontravention.  Subject to compliance with the
                   ----------------
         applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act, the Hart-Scott-Rodino Act and the filing of the Certificate of Merger as required by the California Corporations Code, neither the execution and delivery of this Agreement or (in the case of the Buyer) the Escrow Agreement by the Buyer or the Transitory Subsidiary, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
         (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

              3.5  Reports and Financial Statements.  The Buyer has
                   --------------------------------
         previously furnished to the Company complete and accurate copies, as amended or supplemented, of its (a) Prospectus dated September 21, 1995, (b) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995, (c) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, (d) Quarterly Report on
         Form 10-Q for the fiscal quarter ended March 31, 1996, each as filed with the Securities and Exchange Commission (the "SEC"), and
         (e) all other reports filed by the Buyer under Section 13 of the Exchange Act with the SEC since December 31, 1995 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under the Exchange Act with the SEC since
         September 21, 1995. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

              3.6  Absence of Material Adverse Changes.  Since March 31,
                   -----------------------------------
         1996, there has not been any material adverse change in the assets, business, financial condition or results of operations of the Buyer, nor has there occurred any event or development which could reasonably be foreseen by the Buyer to result in such a material adverse change in the future.

              3.7  Pooling.  Neither the Buyer nor any of its Affiliates
                   -------
         has taken or agreed to take any action that would prevent the Company and the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP.

              3.8  Brokers' Fees.  Neither the Buyer nor the Transitory
                   -------------
         Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except that Needham & Company LLC served as financial advisor to the Buyer with respect to the transactions contemplated by this Agreement and its fees and expenses will be paid by the Buyer.

              3.9  Disclosure.  No representation or warranty by the Buyer
                   ----------
         contained in this Agreement, and no statement contained in any other certificate or instrument delivered or to be delivered to the Company or any of its agents or Affiliates by or on behalf of the Buyer pursuant to this Agreement, and no other written statement or information furnished by or on behalf of the Buyer for use in connection with soliciting approval of the Merger by the Company Stockholders or in the Notice of Hearing before the California Commissioner of Corporations, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.



                                  ARTICLE IV


                                   COVENANTS

              4.1  Best Efforts.  Each of the Parties shall use its best
                   ------------
         efforts, to the extent commercially reasonable, to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including to seek auditors reports on financial statements and to seek consents from Ernst & Young LLP to include the Company's historical financial information in any required governmental filing; provided, however, that notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer or its Affiliates.

              4.2  Notices and Consents.  The Company shall use its best
                   --------------------
         efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to the Company in connection with the transactions contemplated by this Agreement (including without limitation those listed in Section 2.4 or Section 2.22 of the Disclosure Schedule).

              4.3  Exemption from Registration or Securities Act
                   ---------------------------------------------
         Registration; Preparation of Notice of Meeting and Proxy Statement
         ------------------------------------------------------------------
         or Information Statement.
         ------------------------

              (a) The Buyer and the Company shall prepare an Application for Qualification of Securities by Permit under Section 25121 of the California Corporate Securities Law of 1968, as amended, and all related documents, including a related notice of hearing and the proxy or information statement or other disclosure material to be supplied to the holders of Company shares in connection with the Merger (collectively, the "Hearing Documents"). The Buyer and the Company will file the Hearing Documents as promptly as practical with the California Department of Corporations and request a hearing on the fairness of the Merger pursuant to
         Section 25142 of the California Corporate Securities Law (the "Fairness Hearing"). The Buyer and the Company will thereafter use their best efforts to obtain a finding of fairness and the issuance of the required Permit by the California Department of Corporations.

              (b) However, notwithstanding the foregoing, if the Buyer and the Company determine that the 3(a)(10) Alternative is unavailable or undesirable for any reason, then, as promptly as practicable after such determination, the Company and the Buyer shall prepare, and the Buyer shall file with the SEC, a Form S-4 which shall include the Company's preliminary proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the stockholders of the Company as a prospectus relating to the offer and sale of the shares of Buyer Common Stock (the "S-4 Alternative") which complies in form with applicable SEC requirements and the Company shall use all reasonable efforts to cause the Form S-4 to become effective as soon after the receipt of final comments from the SEC thereon as practicable. Such proxy statement/prospectus shall include the recommendation of the Board of Directors of the Company in favor of the Merger. The Company shall furnish to the Buyer all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any action contemplated by this Section 4.3(b).

              (c) As soon as practicable after the execution of this Agreement, the Company, in consultation with the Buyer, shall prepare (a) a Notice of Meeting and Proxy Statement or (b) Information Statement (as applicable, the "Statement") for the stockholders of the Company to approve this Agreement, and the transactions contemplated hereby. The Statement and other Hearing Documents shall constitute a disclosure document for the offer and sale of the shares of Buyer Common Stock to be received by the holders of Company Shares in the Merger. The Company shall use commercially reasonable efforts, with the cooperation of the

         Buyer, to cause such Statement to be distributed to the Company's stockholders promptly following the Hearing and issuance of the Permit as provided in 4.3(a) above. The Buyer and the Company shall each use commercially reasonable efforts to cause the Statement to comply with applicable federal and state securities laws requirements. Each of the Buyer and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Statement. The Company will promptly advise the Buyer, and the Buyer will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or the Buyer shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Statement shall contain the recommendation of the Board of Directors of the Company that the Company stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of the Company. The Company shall otherwise use its best efforts to obtain Requisite Stockholder Approval. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Statement any information with respect to the Buyer or its affiliates or associates, the form and content of which information shall not have been approved by the Buyer prior to such inclusion.

              (d) Unless an Information Statement and an Action By Written Consent of the Stockholders is used, the Company shall promptly after the date hereof take all action necessary in accordance with the California Corporations Code and its Articles of Incorporation and Bylaws to convene a stockholders' meeting (the "Company Special Meeting"). If the 3(a)(10) Alternative is used, such Company Special Meeting will follow the Hearing and issuance of the Permit or after effectiveness of the Form S-4 if applicable. The Company shall consult with the Buyer as to the date of the Meeting and/or the Action by Written Consent in lieu of a meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Company Special Meeting without the consent of the Buyer. Following the Hearing and issuance of the Permit, the Company shall use its best efforts to solicit from stockholders of the Company proxies or actions by written consent in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by California law to effect the Merger.

              (e) The Company, acting through its Board of Directors, shall include in the Prospectus/Proxy Statement the recommendation of its Board of Directors that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use its best efforts to obtain the Requisite Stockholder Approval.

              (f) If the 3(a)(10) Alternative is not chosen and the Company and the Buyer proceed with the S-4 Alternative, none of the information supplied or to be supplied by or on behalf of the Company for inclusion in the Form S-4 to be filed with the SEC by the Buyer in connection with the issuance of the Buyer Common Stock in or as a result of the Merger, including the proxy statement, will, at the date such information is supplied and, as thereafter amended or supplemented, at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or, as thereafter amended or supplemented, will, in the case of the Form S-4, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

              4.4  Hart-Scott-Rodino Act.  Each of the Parties shall
                   ---------------------
         promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

              4.5  Operation of Business.  Except as contemplated by this
                   ---------------------
         Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, without the written consent of the Buyer:

              (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or series or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Options outstanding on the date hereof), or amend any of the terms of any such convertible securities or Options, except for the grant of options to purchase up to 10,000 shares, in the aggregate, of the Company's Class A Common Stock under the Company's 1994 Stock Option Plan, in the normal course of business consistent with past practice;

              (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

              (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases) other than debt incurred under existing bank credit facilities in a manner consistent with past practice and in the usual and customary course of business, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

              (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.19(j) or (except for normal increases in the Ordinary Course of Business) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

              (e) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

              (f)  amend its Articles of Incorporation or By-laws;

              (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

              (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

              (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest;

              (j) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business, or acquire directly or enter into a license to acquire any Intellectual Property;

              (k) dispose of, add to, adjust or otherwise make changes to inventory other than in a manner consistent with past practices and in the usual and customary course of business;

              (l) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

              (m) make or commit to make any capital expenditure in excess of $25,000 per item;

              (n) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in
         Article V not being satisfied;

              (o) take any action that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; or

              (p) agree in writing or otherwise to take any of the foregoing actions.

              In addition, during the period from the date of this Agreement to the Effective Time, to the extent permitted by law, the Company shall provide the Buyer with a copy of all proposed written responses, offers or filings or a summary of all proposed oral responses or offers relating to the Company's litigation with Robotic Vision Systems, Inc. at least three business days prior to the date the Company proposes to deliver such response, offer or filing to any third party.

              4.6  Full Access.  The Company shall permit representatives
                   -----------
         of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records and workpapers, contracts, technical data, other records and documents, and personnel, of or pertaining to the Company. Without limiting the foregoing, the Buyer shall have full access to the employees, independent accountants, lawyers, customers, lenders and key suppliers of the Company.

              4.7  Notice of Breaches.  The Company shall promptly deliver
                   ------------------
         to the Buyer written notice of any event or development that would
         (a) render any statement, representation or warranty of the Company in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect, or
         (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer or the Transitory Subsidiary shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer or the Transitory Subsidiary in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer or the Transitory Subsidiary of, or a failure by the Buyer or the Transitory Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

              4.8  Exclusivity.  Until the earlier of the Effective Time or
                   -----------
         the termination of this Agreement in accordance with its terms, the Company shall not, and the Company shall use its best efforts to cause its Affiliates and each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, respond to any solicitation or inquiry, initiate, engage or participate in any discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of Company Shares, proxy solicitation or other business combination involving the Company or any division of the Company or (b) provide any non-public information concerning the business, properties or assets of the Company to any person or entity (other than the Buyer). The Company shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 4.8.

              4.9  Stockholders Agreements.  Each of the parties listed on
                   -----------------------
         Exhibit D has (or will have on or prior to June 12, 1996) agreed
         ------- -
         in writing to vote, subject to the Fairness Hearing, all Company Shares held beneficially or of record for approval of the Merger pursuant to Stockholders Agreements substantially in the form attached hereto as Exhibit E (the "Stockholders Agreements"). The
                            ------- -
         Stockholders Agreements have been duly created and delivered to the Buyer.

              4.10 Agreements from Certain Affiliates of the Company.
                   -------------------------------------------------
         Concurrently with the execution of this Agreement, the Company shall deliver to the Buyer a list of all persons or entities who are at such time Affiliates of the Company (the "Company Affiliates"). In order to help ensure that the Merger will be accounted for as a "pooling of interests", that the issuance of Merger Shares will comply with the Securities Act and that the Merger will be treated as a tax-free reorganization, the Company shall cause each Company Affiliate to execute and deliver to the Buyer, within 15 days of the date of this Agreement, an Affiliate Agreement substantially in the form attached hereto as Exhibit F
                                                                ------- -
         (the "Affiliate Agreement").

             4.11  Listing of Merger Shares.  The Buyer shall use its best
                   ------------------------
         efforts to list the Merger Shares on The Nasdaq National Market.

             4.12  Monthly Financial Statements.  Within 15 business days
                   ----------------------------
         after the end of each month prior to the Closing, the Company shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the unaudited Financial Statements. Such financial statements shall present fairly the financial condition and results of operations of the Company on a consolidated basis as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company, provided, however, that such Financial Statements will be subject to normal recurring year-end adjustments (which will not be material) and do not need to include footnotes.

             4.13  Indemnification Agreements.  (a) The Buyer shall not,
                   --------------------------
         until the earlier of (i) the issuance of the Buyer's audited financial statements for the year ending December 31, 1996 or
         (ii) the first anniversary of the Closing Date, take any action to alter or impair any exculpatory or indemnification provisions now existing (x) in any of the Indemnification Agreements set forth on
         Schedule 4.13 of the Disclosure Schedule or (y) in the Articles of Incorporation or by-laws of the Company for the benefit of any individual who served as a director or officer or other agent of the Company at any time prior to the Effective Time (all of such persons being collectively referred to as "Indemnified Parties") except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of any Indemnified Parties prior to the Effective Time.

             (b) This Section 4.13 (i) shall survive the consummation of the Merger at the Effective Time, (ii) is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties and their respective heirs, executors, administrators, representatives and successors, and (iii) is in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified Party may have by contract or otherwise. In the event that, after the Effective Time, the Buyer or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its assets to any person, then, and in each such case, proper provision shall be made so that the successors, assigns and transferees of the Buyer and the Surviving Corporation, as applicable, assume the respective obligations of the Buyer and the Surviving Corporation set forth in this Section 4.13.

                                   ARTICLE V

                     CONDITIONS TO CONSUMMATION OF MERGER

              5.1  Conditions to Each Party's Obligations.  The respective
                   --------------------------------------
         obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

              (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

              (b) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

              (c) the California Commissioner of Corporations shall have rendered its order of fairness if the 3(a)(10) Alternative is chosen, or if the 3(a)(10) Alternative is not chosen by the Buyer, then the SEC shall have declared the Form S-4 effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect;

              (d) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the Buyer's conduct or operation of the business of the Buyer or the Surviving Corporation after the Merger shall have been issued and remain in effect, nor shall any proceeding brought by any Governmental Entity, seeking any of the foregoing, be in effect; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

              (e) the Buyer shall have received all permits and other authorizations required under applicable state securities laws for the issuance of the Merger Shares; and

              (f) the Buyer and the Company shall each have received the written opinion of their respective counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (in rendering such opinions counsel may rely upon representations and certificates of the Buyer, the Transitory Subsidiary, Company Stockholders and the Company).

              5.2  Conditions to Obligations of the Buyer and the
                   ----------------------------------------------
         Transitory Subsidiary.  The obligation of each of the Buyer and
         ---------------------
         the Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following additional conditions:

              (a) the number of Dissenting Shares shall not exceed 5% of the number of outstanding Company Shares as of the Effective Time;

              (b) the Company shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in
         Section 4.2, except for any which if not obtained or effected would not have a Material Adverse Effect or affect the ability of the Parties to consummate the transactions contemplated by this Agreement;

              (c) the representations and warranties of the Company set forth in Article II shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time (including without limitation the representations and warranties set forth in Sections 2.2, 2.8, 2.28, 2.29 and 2.30), except for
         (1) representations and warranties made as of a specific date, which shall be true and correct as of such date, and (2) representations and warranties made in Section 2.7 with respect to the Company's financial operating results between the Most Recent Fiscal Quarter End and the Effective Time; provided, however, that the foregoing exception in subclause (2) shall not apply to any event, occurrence, fact or circumstance that is not in the usual and customary course of business and consistent with the Company's past practice and that causes any such representation or warranty of the Company set forth in Article II not to be true and correct in all material respects when made or as if made as of the Effective Time; provided further, that no action, claim or
                         -------- -------
         proceeding brought by Robotic Vision Systems, Inc. against any of the Parties arising solely out of the Mutual Non-Disclosure Agreement dated February 13, 1995 between Robotic Vision Systems, Inc. and the Buyer shall affect the obligations of the Parties to consummate the Merger;

              (d) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

              (e) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate substantially in the form attached as Exhibit G to the effect that each of the conditions
                     ------- -
         specified in clauses (a) and (c) of Section 5.1 and clauses (a) through (d) of this Section 5.2 is satisfied in all respects;

              (f) the Buyer and the Transitory Subsidiary shall have received from Paul, Hastings, Janofsky & Walker, counsel to the Company, an opinion substantially in the form set forth as Exhibit H attached hereto, addressed to the Buyer and the
         ------- -
         Transitory Subsidiary and dated as of the Closing Date;

              (g) the Buyer shall have received a letter from Arthur Andersen LLP, auditors for the Buyer, in a form reasonably satisfactory to the Buyer, confirming as of the Effective Time their letter as of the date of this Agreement to the effect that the Buyer may treat the Merger as a "pooling of interests" for accounting purposes (in order to issue such a letter Arthur Andersen LLP will need to receive a letter from Ernst & Young LLP addressed to the Company confirming as of the Effective Time their letter as of the date of this Agreement confirming the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion 16 if closed and consummated in accordance with this Agreement);

              (h) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director of the Company;

              (i) the Buyer shall have received executed employment and noncompetition agreements from each of the individuals set forth in Section 5.2 of the Disclosure Schedule in substantially the form of Exhibit I attached hereto;
                 ------- -

              (j) the Buyer, the Company, the Escrow Agent and the Indemnification Representatives shall have entered into the Escrow Agreement;

              (k) the Buyer shall have received, from all advisors, consultants, accountants, lawyers, investment bankers, brokers, agents and other such professionals, final invoices for fees, services, expenses and other amounts to be paid by the Company in connection with the sale of the Company contemplated hereby (such final invoices, together with all invoices previously rendered in connection with this transaction, the "Transaction Invoices");

              (l) each holder of Options (other than Unvested 1994 Options) shall have exercised such Option in full and delivered to the Company an acknowledgment of such exercise in full or have delivered to the Company a written instrument providing for the exercise in full, conversion or exchange of such Option into a right to receive shares of Buyer Common Stock prior to the Closing as contemplated by Section 1.11(a) and each holder of Options shall have agreed in writing to be bound by the provisions of the Escrow Agreement and the indemnification provisions set forth in
         Article VI of this Agreement prior to the Closing;  and

              (m) all actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

              5.3  Conditions to Obligations of the Company.  The obliga-
                   ----------------------------------------
         tion of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

              (a) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in Article III shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date; provided, that no action, claim or proceeding brought by
               --------
         Robotic Vision Systems, Inc. against any of the Parties arising solely out of the Mutual Non-Disclosure Agreement dated
         February 13, 1995 between Robotic Vision Systems, Inc. and the Buyer shall affect the obligations of the Parties to consummate the Merger;

              (b) each of the Buyer and the Transitory Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

              (c) each of the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate in the form attached as Exhibit J to the effect that each of the conditions specified
            ------- -
         in clauses (c), (d) and (e) of Section 5.1 and clauses (a) and (b) of this Section 5.3 is satisfied in all respects;

              (d) the Company shall have received from Hale and Dorr, counsel to the Buyer and the Transitory Subsidiary, an opinion substantially in the form set forth as Exhibit K attached hereto,
                                                ------- -
         addressed to the Company and dated as of the Closing Date;

              (e) the Merger Shares shall have been authorized for listing on The Nasdaq National Market upon official notice of issuance; and

              (f) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company.


                                  ARTICLE VI

                                INDEMNIFICATION

              6.1  Indemnification.  Subject to the limitations set forth
                   ---------------
         herein, the Company Stockholders (including the holders of Options), jointly and severally, shall indemnify the Surviving Corporation and the Buyer (the "Indemnified Persons") in respect of, and hold the Indemnified Persons harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Indemnified Persons or any Affiliate thereof ("Damages"):

              (a) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement or in the Certificate delivered pursuant to Section 5.2(e);

              (b) resulting from any failure of any Company Stockholders to have good, valid and marketable title to the issued and outstanding Company Shares held by such Company Stockholders, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever;

              (c) resulting from any claim by a stockholder or former stockholder of the Company, or any other person, firm, corporation or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company;
         (ii) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement or appraisal rights under the applicable provisions of the California Corporations Code, including any option, preemptive rights or rights to notice or to vote; or (iii) any rights under the Articles of Incorporation or By-laws of the Company.

              6.2  Method of Asserting Claims.
                   --------------------------

              (a) Except as otherwise expressly provided in this Agreement, all claims for indemnification by an Indemnified Person pursuant to this Article VI shall be made in accordance with the provisions of the Escrow Agreement.

              (b) If a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Article VI, and such Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Person shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnification Representatives, (ii) such Indemnified Person may make a claim for indemnification pursuant to this Article VI in accordance with the provisions of the Escrow Agreement, and
         (iii) such Indemnified Person shall be reimbursed, in accordance with the provisions of the Escrow Agreement, for any such Damages for which it is entitled to indemnification pursuant to this
         Article VI (subject to the right of the Indemnification Representatives to dispute the Indemnified Person's entitlement to indemnification under the terms of this Article VI or the Escrow Agreement).

              (c) The Indemnified Person shall give prompt written notification to the Indemnification Representatives of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Indemnification Representatives shall relieve the Company Stockholders and holders of Options of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnification Representatives may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnification Representatives acknowledge in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Article VI and subject to the limitations set forth herein. If the Indemnification Representatives do not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnification Representatives assume control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnification Representatives, which shall not be unreasonably withheld. The Indemnification Representatives shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld.

              (d) If on or before the Termination Date (as defined in Section 6.3), the Company's premises at 1651 and 1720 North Voyager Avenue, Simi Valley, California are sold for an amount greater than its book value (as set forth on the June 30 Financial Statements) less all taxes, fees, expenses, commissions and disbursements relating to such sale (such net amount, the "Net Profit"), or the Company enters into a binding contract to sell such premises on or before the Termination Date and such sale is closed within 90 days of the Termination Date, then after the completion of such sale, claims for Damages for which the Indemnified Persons shall be entitled to indemnification under this Article VI shall be first offset by the Net Profit before the Indemnified Persons receive Escrow Shares in consideration of such claims. Notwithstanding the foregoing, the provisions of this
         Section 6.2(d) shall not apply to claims relating to a breach by the Company or the Company Stockholders of, or failure to comply with, the provisions of Section 1.19, Section 1.20 or Section
         9.11 of this Agreement, for which the Indemnified Persons shall be entitled to realize 100% of such claims without offset by reason of the Net Profit.

              6.3  Survival.  The representations and warranties of the
                   --------
         Company set forth in this Agreement and the indemnification obligations set forth in this Article VI shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the earlier of (i) the issuance of the Buyer's audited financial statements for the year ending December 31, 1996 or (ii) the first anniversary of the Closing Date (such date, the "Termination Date") and, in any case, shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents. If a notice is given in accordance with the Escrow Agreement before expiration of such period, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim and the related indemnification obligation in this Article VI shall survive until, but only for purposes of, the resolution of such claim.

              6.4  Limitations.  Notwithstanding anything to the contrary
                   -----------
         herein, except as expressly set forth in this Section 6.4 and
         Section 9.11, (a) the aggregate liability of the Company Stockholders for Damages under this Article VI, plus any amount due pursuant to Section 1.19 hereof, shall not exceed $2,000,000 and (b) the Company Stockholders shall not be liable under this
         Article VI until the aggregate Damages exceed $200,000 (at which point they shall become liable for the aggregate Damages (from the first dollar of Damages) and not just amounts in excess of $200,000). The limitations set forth in the foregoing sentence shall not apply to up to $1,000,000 received by the Indemnified Persons pursuant to Section 1.20 hereof. Except with respect to claims based on fraud, the rights of the Indemnified Persons under this Article VI shall be the exclusive remedy of the Indemnified Persons with respect to claims resulting from or relating to Sections 1.19 and 1.20 hereof and to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement (provided that nothing contained in this Agreement shall limit or restrict any right or remedy the Buyer or the Surviving Corporation may have under any

         Environmental Law). No Company Stockholder shall have any right of contribution against the Company with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.


                                  ARTICLE VII

                                  TERMINATION

              7.1  Termination of Agreement.  The Parties may terminate
                   ------------------------
         this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval) as provided below:

              (a) the Parties may terminate this Agreement by mutual written consent;

              (b) the Buyer may terminate this Agreement if it is not then in breach by giving written notice to the Company in the event the Company is in breach, and the Company may terminate this Agreement if it is not then in breach by giving written notice to the Buyer and the Transitory Subsidiary in the event the Buyer or the Transitory Subsidiary is in breach, of any material representation, warranty or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

              (c) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval;

              (d) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before September 30, 1996 by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement), unless the S-4 Alternative is chosen and the Buyer Common Shares are registered under the Securities Act on Form S-4, in which event such date shall be November 30, 1996; or

              (e) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before September 30, 1996 by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement), unless the S-4 Alternative is chosen and the Buyer Common Shares are registered under the Securities Act on Form S-4, in which event such date shall be November 30, 1996.

              7.1A  Termination By Buyer.  The Buyer may terminate this
                    --------------------
         Agreement on or before:

              (a) 5:00 p.m., Boston time, on June 17, 1996 in the event the Buyer has not received an opinion or opinions from the law firm of Brooks & Kushman, as patent counsel to the Company, regarding U.S. Patent Nos. 4,529,316, 4,925,308 and 5,465,152; or

              (b) 5:00 p.m., Boston time, on the second business day following receipt of the opinion or opinions referenced in subparagraph (a) above in the event any one or more of such opinions (i) is not in the same form, thoroughness and completeness as the opinion dated March 31, 1995 issued by Brooks & Kushman regarding U.S. Patent No. 4,238,147 or (ii) does not contain a conclusion as strongly favorable to the Company, and similar to that stated, as the March 31, 1995 opinion noted above. In the event the Buyer receives the last of such opinions from Brooks & Kushman after 5:00 p.m., Boston time on any given day, such opinion shall be deemed to have been received by the Buyer on the next succeeding business day.

              7.2  Effect of Termination.  If any Party terminates this
                   ---------------------
         Agreement pursuant to Section 7.1 or 7.1A, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).


                                 ARTICLE VIII

                                  DEFINITIONS

                   For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

              Defined Term                               Section
              ------------                               -------
              3(a)(10) Alternative                       1.7(e)
              Affiliates                                 2.14(f)
              Affiliate Agreement                        4.10
              Andersen                                   1.20(a)
              Backlog Excluding Shinkawa                 1.19
              Buyer                                      Introduction
              Buyer Common Stock                         1.5(c)

              Buyer Reports                              3.5
              CERCLA                                     2.20(a)
              Certificate of Merger                      1.1
              Certificates                               1.7(a)
              Class A Common Stock                       1.5(c)
              Class B Common Stock                       1.5(c)
              Closing                                    1.2
              Closing Date                               1.2
              Code                                       1.11(b)
              Company                                    Introduction
              Company Affiliate                          4.10
              Company Shares                             1.5(c)
              Company Special Meeting                    4.3(d)
              Company Stockholders                       1.5(c)
              Conversion Ratio                           1.5(c)
              Coopers                                    1.19(c)
              Damages                                    6.1
              Disclosure Schedule                        Article II
              Dissenting Shares                          1.6(a)
              EBIT                                       1.19
              Effective Time                             1.1
              Employee Benefit Plan                      2.19(a)
              Environmental Law                          2.20(a)
              ERISA                                      2.19(a)
              ERISA Affiliate                            2.19(a)
              Escrow Agreement                           1.3
              Escrow Agent                               1.3
              Escrow Percentage                          1.10(a)
              Escrow Shares                              1.5(c)
              Exchange Act                               2.14(f)
              Exchange Agent                             1.3
              Exchanged Option Shares                    1.11(b)
              Expense Shares                             1.5(c)
              Fairness Hearing                           4.3(a)
              Fully Diluted Basis                        1.11(a)
              Financial Statements                       2.6
              Form S-4                                   1.17
              GAAP                                       1.19
              Governmental Entity                        2.4
              GSI Average Share Price                    1.9
              GSI Option Shares                          1.11(b)
              Hart-Scott-Rodino Act                      2.4
              Indemnification Representatives            1.3
              Indemnified Parties                        4.13
              Indemnified Persons                        6.1
              Initial Shares                             1.5(c)
              Intellectual Property                      2.12(a)
              Intended Uses                              2.11(a)
              Inventory Adjustment                       1.20
              Inventory Balance                          1.20

              Inventory Methodology                      1.20
              June 30 Financial Statement                1.19
              Material Adverse Effect                    2.1
              Materials of Environmental Concern         2.20(b)
              Merger                                     1.1
              Merger Consideration                       1.5(c)
              Merger Shares                              1.5(c)
              Most Recent Balance Sheet                  2.8
              Most Recent Fiscal Quarter End             2.6
              Net Profit                                 6.2
              Options                                    1.11(a)
              Ordinary Course of Business                2.4
              Parties                                    Introduction
              Permits                                    2.22
              Preferred Dividend                         1.5
              Preferred Stock                            1.5
              Requisite Stockholder Approval             2.3
              Restated Inventory Balance                 1.20
              S-4 Alternative                            4.3(b)
              SEC                                        3.5
              Securities Act                             1.7(e)
              Security Interest                          2.4
              Statement                                  4.3(c)
              Stockholders Agreements                    4.9
              Stock Plans                                1.11(d)
              Surviving Corporation                      1.1
              Swapped-Out Option Shares                  1.11(a)
              Taxes                                      2.9(a)
              Tax Returns                                2.9(a)
              Termination Date                           6.3
              Third Party Intellectual Property Rights   2.12(a)
              Transaction Invoices                       5.2(k)
              Transitory Subsidiary                      Introduction
              Unvested 1994 Options                      1.11(b)


                                  ARTICLE IX

                                 MISCELLANEOUS

              9.1  Press Releases and Announcements.  No Party shall issue
                   --------------------------------
         any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any
                        --------  -------
         public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

              9.2  No Third Party Beneficiaries.  This Agreement shall not
                   ----------------------------
         confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Article I concerning
         --------  -------
         issuance of the Merger Shares are intended for the benefit of the Company Stockholders and the provisions of Section 4.13 are intended, and shall be, for the benefit of the Indemnified Parties.

              9.3  Entire Agreement.  This Agreement (including the
                   ----------------
         documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof, including without limitation that certain letter agreement dated April 10, 1996 between the Buyer and the Seller, other than the Confidentiality Agreement between the Company and the Buyer dated December 19, 1995 which remains in full force and effect.

              9.4  Succession and Assignment.  This Agreement shall be
                   -------------------------
         binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

              9.5  Counterparts.  This Agreement may be executed in two or
                   ------------
         more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              9.6  Headings.  The section headings contained in this
                   --------
         Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

              9.7  Notices.  All notices, requests, demands, claims and
                   -------
         other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, or upon receipt if sent by telecopy with confirmation of transmission (if received during normal business hours or, if after normal business hours, on the next business day), in each case to the intended recipient as set forth below:

              If to the Company:            Copy to:
              -----------------             -------
              View Engineering, Inc.        Paul, Hastings,
              1650 N. Voyager Avenue        Janofsky & Walker
              Simi Valley, CA  93063        Twenty-Third Floor
              Telecopy: (805) 578-5296      555 South Flower Street
                                            Los Angeles, CA  90071
                                            Telecopy: (213) 627-0705

              Attn:  President and          Attn: Robert A. Miller,
                     Chief Executive              Jr., Esq.
                     Officer

              If to the Buyer:              Copy to:
              ---------------               -------
              General Scanning Inc.         Hale and Dorr
              500 Arsenal Street            60 State Street
              Watertown, MA  02172          Boston, MA  02109

              Attn:  President and          Attn:  Philip P. Rossetti, Esq.
                     Chief Executive
                     Officer

              If to the Transitory
              --------------------
                Subsidiary:                 Copy to:
                ----------                  -------
              GSI Acquisition Sub, Inc.     Hale and Dorr
              c/o General Scanning Inc.     60 State Street
              500 Arsenal Street            Boston, MA  02109
              Watertown, MA  02172          Telecopy: (617) 526-5000
              Telecopy: (617) 924-7327

              Attn:  President and          Attn:  Philip P. Rossetti, Esq.
                     Chief Executive
                     Officer


         Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended (except with respect to telecopy transmissions noted above). Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

              9.8  Governing Law.  This Agreement shall be governed by and
                   -------------
         construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

              9.9  Amendments and Waivers.  The Parties may mutually amend
                   ----------------------
         any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to
               --------  -------
         the Requisite Stockholder Approval shall be subject to the restrictions contained in the California Corporations Code. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

             9.10  Severability.  Any term or provision of this Agreement
                   ------------
         that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforce-able and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

             9.11  Expenses.  Except as set forth in the Escrow Agreement,
                   --------
         each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Merger is consummated, the Company shall not
         -------
         incur more than an aggregate of $450,000 in investment banking, legal, accounting and other fees and expenses in connection with the Merger and any discussions or negotiations since April 10, 1996 with third parties relating to the sale of the Company or its business, and any fees and expenses incurred by the Company in excess of such amount (whether or not such fees and expenses have been paid prior to the Closing) which are not recovered by the Buyer in the form of the Expense Shares which are returned by the Buyer pursuant to Section 1.5(d) shall be recovered by the Buyer, at its sole option, from the Company Stockholders or pursuant to the Escrow Agreement without regard to the provisions of the first sentence of Section 6.4 of this Agreement.

             9.12  Specific Performance.  Each of the Parties acknowledges
                   --------------------
         and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

             9.13  Construction.  The language used in this Agreement shall
                   ------------
         be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

             9.14  Incorporation of Exhibits and Schedules.  The Exhibits
                   ---------------------------------------
         and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

              IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                       GENERAL SCANNING INC.



                                       By: /s/ Charles D. Winston
                                          ---------------------------------
                                       Title: President and Chief Executive
                                              Officer


                                       GSI ACQUISITION SUB, INC.


                                       By: /s/ Charles D. Winston
                                          ---------------------------------
                                       Title: President and Chief Executive
                                              Officer


                                       VIEW ENGINEERING, INC.


                                       By: /s/ Thomas R. Swain
                                          ---------------------------------
                                       Title: President and Chief Executive
                                              Officer

              The undersigned, being the duly elected Secretary or Assistant Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                       /s/ Victor H. Woolley
                                       ------------------------------------
                                       Chief Financial Officer and
                                       Secretary

              The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by the Requisite Stockholder Approval.

                                       /s/ Joanne Felis
                                       ------------------------------------
                                       Secretary